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                                                                    EXHIBIT 23-1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-50017 of LNR Property Corporation on Form S-4 of our report dated February 3, 1998 (February 18, 1998, as to Note 16), appearing in the Prospectus, which is part of this Registration Statement and our report dated February 3, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Miami, Florida
August 18, 1998